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Exhibit 99.(a)(1)(v)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(including the associated preferred stock purchase rights)
of
Illumina, Inc.
at
$44.50 Net Per Share
by
CKH Acquisition Corporation
an indirect wholly owned subsidiary of
Roche Holding Ltd

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FEBRUARY 24, 2012, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated January 27, 2012 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by CKH Acquisition Corporation, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Roche Holding Ltd, a joint stock company organized under the laws of Switzerland ("Parent"), to purchase, upon the terms and subject to the conditions set forth in the Offer, for cash all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred stock purchase rights, the "Shares"), of Illumina, Inc., a Delaware corporation (the "Company"), at a purchase price of $44.50 per Share, net to you in cash, without interest and less applicable withholding taxes.

        We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is directed to the following:

        1.     The price paid in the Offer is $44.50 per Share, net to you in cash, without interest and less applicable withholding taxes.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, at the end of the day on Friday, February 24, 2012, unless the Offer is extended by the Purchaser (as extended, the "Expiration Date").

        4.     The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn on or prior to the expiration of the Offer a number of Shares which, together with the shares then owned by the Parent and its subsidiaries (including the Purchaser), represents at least a majority of the total number of Shares outstanding on a fully diluted basis, (ii) the Company's Board of Directors redeeming the associated preferred stock purchase rights or the Purchaser being satisfied, in our reasonable discretion, that the rights have been invalidated or are otherwise inapplicable to the Offer and the merger of the Company and the Purchaser (or one of its affiliates) as described in the Offer to Purchase (the "Merger"), (iii) the Purchaser being satisfied, in its reasonable discretion, that Section 203 of the Delaware General Corporation Law is inapplicable to the Merger and (iv) the Company not having entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing the Purchaser's ability to acquire the Company or otherwise diminishing the expected value to the Purchaser of the acquisition of the Company. The Offer is not conditioned upon any financing arrangements or subject to a financing condition. Other conditions to the Offer are described in the Offer to Purchase.

        5.     Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, U.S. federal income tax may be withheld at the applicable backup withholding of 28%, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Greenhill & Co., LLC and Citigroup Global Markets Inc., the Dealer Managers for the Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Citibank, N.A. (the "Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such shares into the account maintained by the Depositary at the Depositary Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for such Shares, or confirmation of book-entry transfer of such Shares to the Depositary's account at the Book-Entry Transfer Facility, are actually received by the Depositary.

Instructions Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(including the associated preferred stock purchase rights)
of
Illumina, Inc.
at
$44.50 Net Per Share
by
CKH Acquisition Corporation
an indirect wholly owned subsidiary of
Roche Holding Ltd

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 27, 2012 (the "Offer to Purchase"), and the related Letter of Transmittal, in connection with the offer by CKH Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Roche Holding Ltd, a joint stock company organized under the laws of Switzerland, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred stock purchase rights, the "Shares"), of Illumina, Inc., a Delaware corporation, at a purchase price of $44.50 per Share, net to the seller in cash, without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:		SIGN HERE
	Shares*	Signa- ture(s)
Dated	, 2012	Name(s)
Address(es)
(Zip Code)
Area Code and Tele- phone Num- ber
Tax- payer Identi- fication or Social Secur- ity No.

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit 99.(a)(1)(v)